Application for An Indivdual Immediate Variable Annuity
                       Issued by Allianz Life Insurance Company of North America



1. ANNUITANT/OWNER (Please provide proof of age.)     [for Home Office Use Only]

  Name   _______________________________________________________________________
         First            Middle                Last     Sex __ M  __ F


     Address ________________________________________  Date of Birth ___________

     City __________________________  State ___________   Zip Code __________

     Social Security# ____________   Daytime Phone(   )_______________
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2.JOINT ANNUITANT (Optional) (Please Provide Proof of Age).

   Name ________________________________________________________________________
        First              Middle                  Last    Sex __ M  __ F

   Social Security# _______________________    Date of Birth _____________

   Relationship to Annuitant____________________________________________________

   Will the Joint Annuitant be an Owner? __ Yes __ No Note: If the Contract is an IRA the Joint Annuitant cannot be an Onwner.
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3.BENEFICIARY(Please give name (s) and relationship to the Annuitant/Owner.)

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   Primary Beneficiary                          Relationship

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  Contingent Beneficiary                        Relationship

Unless otherwise stated, Beneficiaries of like classes shall share equally with right of surviviorship. The Annuitant/Owner reserves the right to change the Beneficiary (ies)unless indicated above.

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4. PURCHASE PAYMENT

Single Purchase Payment $______________________________ (make check payable to Allianz Life.)

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5. ANNUITY INCOME DATE

A. Income Date:         B. Payment Frequency

__ 1st or __15th          __ Monthly  __Quarterly __Semi-annually  __ Annually
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6. PLAN INFORMATION

  __ Non - Qualified    __ Qualified IRA  __ Transfer   __ Direct Rollover
                                          __ Rollover (within 60 days of receipt
                                             of funds)
                                          __ Other ______________________
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7. HOME OFFICE USE ONLY (This box not for use in WV)


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8. REPLACEMENT INFORMATION

This annuity __ will   __ will not replace any existing life insurance or
annuities.
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9. ANNUITY OPTIONS (Select by checking one box.)

Assumed Investment Return (Select one):   [__ 3.5 percent  __ 5 percent]
(If no Assumed Investment Return is indicated, the default will be 5%)
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__ Option 1 - Life Annuity
__ Option 2 - Life Annuity with Death Benefit

__ Option 3 - Joint and Last Survivor Life Annuity
              (select one) __ 100%  __ 75% __ 50%

__ Option 4 - Joint and Last Survivor Life Annuity with Death Benefit
              (select one) __ 100%  __ 75% __ 50%

__ Option 5 - Unit Refund Life Annuity
__ Option 6 - Specified Period Certain Annuity

              Specified Period Certain:___ years(The minimum period is 10 years) (you must use whole numbers of years.)


BONUS (optional)- For selection under life income plan in Annuity Option 1-6 (Annuity must be under the age of 75 on the Income Date). Upon making your selection, it cannot be changed. Please choose carefully.

__Bonus   __No Bonus

10. INITIAL PURCHASE PAYMENT ALLOCATION

ALLIANZ LIFE VARIABLE ACCOUNT B. Each fund allocation must be at least 10%. Use whole percentages only.


AIM

___%USAZ AIM Basic Value                  ___%Templeton Developing Markets
___%USAZ AIM Blue Chip                          Securities
___%USAZ AIM Dent Demographic Trends      ___%Templeton Foreign Securities
___%USAZ AIM International Equity         ___%Templeton Growth Securities
ALLIANCE CAPITAL                          ___%USAZ Templeton Developed Markets
___%USAZ Alliance Capital Growth and      JENNISON
      Income                              ___%Jennison 20/20 Focus
___%USAZ Alliance Capital Large Cap       ___%SP Jennison International Growth
      Growth                              ___%SP Strategic Partners Focused
___%USAZ Alliance Capital Technology           Growth
DAVIS                                     OPPENHEIMER
___%Davis VA Financial                    ___%Oppenheimer Global Securities/VA
___%Davis VA Value                        ___%Oppenheimer High Income/VA
DREYFUS                                   ___%Oppenheimer Main Street Growth
___%Dreyfus Small Cap Stock Index               and Income/VA
___%Dreyfus Stock Index                   ___%USAZ Oppenheimer Emerging Growth
FRANKLIN TEMPLETON                        PIMCO
___%Franklin Global Communications        ___%PIMCO VIT High Yield
     Securities                           ___%PIMCO VIT StocksPLUS Growth and
___%Franklin Growth and Income Securities      Income
___%Franklin High Income                  ___%PIMCO VIT Total Return
___%Franklin Income Securities            ___%USAZ PIMCO Growth and Income
___%Franklin Large Cap Growth Securities  ___%USAZ PIMCO Renaissance
___%Franklin Real Estate                  ___%USAZ PIMCO Value
___%Franklin Rising Dividends             SELIGMAN
     Securities                           ___%Seligman   Small-Cap  Value
___%Franklin Small Cap                    VAN KAMPEN
___%Franklin Small Cap Value Securities   ___%USAZ Van Kampen Aggressive  Growth
___%Franklin U.S. Government              ___%USAZ Van Kampen Comstock
___%Franklin Zero Coupon - 2005           ___%USAZ Van Kampen Emerging Growth
___%Franklin Zero Coupon - 2010           ___%USAZ Van Kampen Growth
___%Mutual Discovery  Securities          ___%USAZ Van Kampen Growth and Income
___%Mutual Shares Securities              ___%USAZ Money Market
                                          ___%Fixed Income Allocation

                                          ____TOTAL (Must equal 100%)

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11. SPECIAL INSTRUCTIONS


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12. ___ I/We authorize Allianz Life Insurance Company of North America (Allianz
Life) to accept telephone fund transfers on this contract from the Registered Representative of record for this contract and/or the Representative's Assistant
(s). If no authorization is given, only the Annuitant/Owner and Joint Owner will be permitted telephone transfer authorization.

This authorization is subject to the terms and provisions in the Contract and Prospectus. Allianz Life will employ reasonable procedures to confirm that telephone instructions are genuine. If it does not, it may be liable for any losses due to unauthorized or fraudulent transfers.

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13. AGREEMENT AND ACKNOWLEDGMENT

BY SIGNING BELOW THE ANNUITANT/OWNER (S) UNDERSTANDS THAT:

A) THE ANNUITY PAYMENTS MAY INCREASE OR DECREASE DEPENDING ON THE CONTRACT'S INVESTMENT RESULTS;

B) THE VARIABLE ANNUITY APPLIED FOR IS SUITABLE FOR THE ANNUITANT/OWNER(S) FINANCIAL SITUATION AND NEEDS; AND

C) THEY HAVE RECEIVED A CURRENT PROSPECTUS.
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Each Annuitant/Owner agrees that to the best of their knowledge and belief, all statements and answers in this application are complete and true. It is further agreed that these statements and answers will become part of any Contract to be issued. No representative is authorized to modify this agreement or waive any of Allianz Life's rights or requirements. If Allianz Life makes a change in the space designated Home Office Use Only in order to correct any apparent errors or omissions, it will be approved by acceptance of the Contract; however, any material changes must be accepted in writing by Annuitant/Owner(s).

I have readand understand the Agreement and Acknowledgment Section.

___ Please send the Statement of Additional Information.

Signed at ____________________________________  on___________________
                       City            State                         Date
X _________________  X _______________________  X ______________________________
  Annuitant/Owner      Joint Annuitant            Witness & Registered Rep/Agent
                       (if applicable)

 --------------------       ----------------------------------
 Broker-Dealer (print)      Print Name of Registered Rep/Agent

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 Branch Office (print)      Registered Rep/Agent Telephone Number

REGISTERED REP/AGENT CERTIFICATION;
By signing above, the Registered Rep/Agent certifies that:

1.   The   questions   contained   in  this   application   were  asked  of  the
     Annuitant/Owner and the answers duly recorded; that this application is complete and true to the best of my knowledge and belief; and

2. I am NASD registered and state licensed for variable annuity contracts where this application is written and delivered; and

3. This annuity __ will __ will not replace or change in whole or in part any life insurance or annuities now in force, (if yes, provide details and any necessary forms); and

4. I have received  $________________________  as the
     Single Purchase Payment.